As filed with the Securities and Exchange Commission on ________. Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AT&T INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)

Incorporation or Organization)

175 E. Houston, San Antonio, Texas	78205-2233
(Address of Principal Executive Offices)	(Zip Code)

AT&T Inc. Savings Plan,

AT&T Inc. Savings and Security Plan,

AT&T Corp. Long Term Savings Plan for Management Employees,

AT&T Corp. Long Term Savings and Security Plan,

AT&T Corp. Retirement Savings and Profit Sharing Plan,

AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, and AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

(Full Title of the Plan)

Name, address and telephone number of agent for service:	Please send copies of all communications to:
Ann E. Meuleman	Wayne Wirtz
Senior Vice President and Secretary	Assistant General Counsel
AT&T Inc.	AT&T Inc.
175 E. Houston, 11th Floor	175 E. Houston, 2nd Floor
San Antonio, Texas 78205-2233	San Antonio, Texas 78205-2233
(210) 821-4105	(210) 821-4105

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	45,000,000	$39.04 (1)	$1,756,800,000.00 (1)	$53,934.00 (1)

(1)

The price per share was calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933 for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 45,000,000 shares by the average of the high and low price of the stock on March 29, 2007 ($ 39.04 per share).

Pursuant to Rule 416(a) of the Securities Act of 1933, the registration statement also covers an indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required for such shares. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plans described herein to be offered or sold pursuant to such plans. Pursuant to Rule 457(h) of the Securities Act of 1933, no additional registration fee is required for such interests.

EXPLANATORY NOTE

This Registration Statement registers an additional 45,000,000 shares of AT&T Inc. common stock to be issued under each of the AT&T Inc. Savings Plan, AT&T Inc. Savings and Security Plan, AT&T Corp. Long Term Savings Plan for Management Employees, AT&T Corp. Long Term Savings and Security Plan, AT&T Corp. Retirement Savings and Profit Sharing Plan, AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, and AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (the "Plans"). Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 relating to the Plans (File No. 333-111026 filed on December 9, 2003, and File No. 333-129814 filed on November 18, 2005) (the "Prior Registration Statements") are hereby incorporated by reference in this Registration Statement. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and pursuant to Rule 429, the prospectus herein is combined with and relates to the Prior Registration Statements.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 4th day of April, 2007.

AT&T INC.

By: /s/ Richard G. Lindner

Richard G. Lindner

Senior Executive Vice President and

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Principal Executive Officer:	Edward E. Whitacre, Jr.*
Chairman of the Board and Chief Executive Officer

Principal Financial and	Richard G. Lindner
Accounting Officer:	Senior Executive Vice President and

Chief Financial Officer

By: /s/ Richard G. Lindner

Richard G. Lindner, as attorney-in-fact

for Mr. Whitacre, the Directors, and on
his own behalf as Principal Financial
and Accounting Officer

April 4, 2007

DIRECTORS:

William F. Aldinger III*	Lynn M. Martin*
Gilbert F. Amelio*	John B. McCoy*
Reuben V. Anderson*	Mary S. Metz*
James H. Blanchard*	Toni Rembe*
August A. Busch III*	S. Donley Ritchey*
Martin K. Eby, Jr.*	Joyce M. Roche*
James A. Henderson*	Randall L. Stephenson*
James P. Kelly*	Laura D’Andrea Tyson*
Charles F. Knight*	Patricia P. Upton*
Jon C. Madonna*	Edward E. Whitacre, Jr.*

* By power of attorney

SIGNATURES

The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrator for the Plans set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 4th day of April, 2007.

AT&T Inc. Savings Plan,

AT&T Inc. Savings and Security Plan,

AT&T Corp. Long Term Savings Plan for Management Employees,

AT&T Corp. Long Term Savings and Security Plan,

AT&T Corp. Retirement Savings and Profit Sharing Plan,

AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, and

AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

By AT&T Inc.,

Administrator for each of the foregoing Plans

By:	/s/ Forrest E. Miller
Forrest E. Miller
Group President – Strategic Initiatives
and Human Resources

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

5	Validity opinion of James D. Ellis, Esq.

23-a	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for AT&T Inc.

23-b	Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

24	Powers of Attorney of Officers and Directors